Force International Holdings Limited

Condensed Consolidated Balance Sheet

	As of June 30, 2018	As of September 30, 2017
	US$	US$
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	13,773,034	13,226,698
Marketable securities	186,083	233,022
Account receivables	1,107	1,011
Inventories, net	496,669	1,282,610
Prepaid expenses	1,086,339	326,612
Due from related parties	24,076	-
Amount due from a director	-	577
Other current assets	285,498	438,463
Total current assets	15,852,806	15,508,993

Prepaid expenses	347,806	343,698
Deferred income tax assets	271,027	195,908
Fixed assets, net	386,037	457,118
Intangible assets, net	3,050,098	3,406,262

Total assets	19,907,774	19,911,979

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities
Account payables	903,240	1,100,017
Due to related parties	775,042	535,187
Accrued expenses	55,639	70,489
Deferred income	3,102,770	1,845,457
Other payables	1,764,352	1,969,926
Capital lease obligations - current portion	9,535	9,244
Income tax payable	-	350,995
Total current liabilities	6,610,578	5,881,315

Capital lease obligations - long-term portion	45,340	51,664
Long-term note payable	497,018	489,019
Long term accrued interest	5,799	-
Long term deferred income	2,396	-

Total liabilities	7,161,131	6,421,998

Stockholders’ equity
Common stock	2,577,000	2,577,000
Additional paid-in capital	(2,438,979)	(2,438,979)
Retained earnings	12,370,826	13,307,754
Accumulated other comprehensive income	299,968	66,744

Total shareholders’ equity attributable to owners of the Company	12,808,815	13,512,519
Non-controlling interests	(62,172)	(22,538)

Total shareholders’ equity	12,746,643	13,489,981

Total liabilities and shareholders’ equity	19,907,774	19,911,979

See accompanying notes

Force International Holdings Limited

Condensed Consolidated Statements of Operations

	Nine months ended
	June 30, 2018	June 30, 2017
	US$	US$
	(Unaudited)	(Unaudited)

Revenue	19,795,079	29,820,580
Cost of revenues	(11,459,004)	(17,952,569)

Gross profit	8,336,075	11,868,011

Operating expenses
Selling, general and administrative expenses	(9,482,028)	(8,019,384)

Total operating expenses	(9,482,028)	(8,019,384)

(Loss) profit from operations	(1,145,953)	3,848,627

Other (expense) income
Other income	141,812	122,013
Gain on disposal of a subsidiary	15,031	-
Change in fair value of marketable securities	(50,994)	43,591
Interest expense	(4,531)	(425)

Total other (expense) income	101,318	165,179

(Loss) profit before tax	(1,044,635)	4,013,806
Income tax credit	68,045	41,869

Net (loss) profit	(976,590)	4,055,675

Other comprehensive income (expense)

Items that may be reclassified subsequently to profit or loss:

Exchange differences arising on translation of foreign operations	233,252	(1,133,231)

Total comprehensive income (expense) for the period	(743,338)	2,922,444

(Loss) profit for the period attributable to:
- Owners of the Company	(936,928)	4,055,903
- Non-controlling interests	(39,662)	(228)

	(976,590)	4,055,675

Total comprehensive (expense) income attributable to:
- Owners of the Company	(703,704)	2,922,672
- Non-controlling interests	(39,634)	(228)

	(743,338)	2,922,444

(Loss) earnings per share
Basic	(0.05)	0.20
Diluted	N/A	N/A

See accompanying notes

Force International Holdings Limited

Condensed Statement of Cash Flows

	Nine months ended
	June 30, 2018	June 30, 2017
	US$	US$
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net (loss) profit	(1,044,635)	4,013,806
Adjustments to reconcile net (loss) profit to net cash from operating activities:
Amortization of intangible assets	746,974	735,064
Depreciation of fixed assets	78,340	79,027
Change in fair value of marketable securities	50,994	(43,591)
Loss on written-off of intangible assets	8,584	-
Changes in operating assets and liabilities:
Inventories, net	806,919	156,317
Account receivables	(79)	(5,130)
Prepaid expenses	(752,871)	24,217
Other current assets	136,061	742,738
Amount due from a director	586	(300)
Accrued expenses	(16,003)	(38,846)
Accounts payables	(214,769)	912,606
Other payables	(237,794)	899,706
Deferred income	1,227,128	1,705,326
Long-term accrued interest	5,799	-
Long-term deferred income	2,396	-
Income tax payables	(360,607)	13,695
Net cash from operating activities	437,023	9,194,635

Cash flows from investing activities
Payment for acquisition of intangible assets	(341,696)	(707,690)
Payment for acquisition of fixed assets	-	(37,460)
Net cash used in investing activities	(341,696)	(745,150)

Cash flows from financing activities
Advance from related parties	231,101	193,547
Repayment of a finance lease	(7,029)	(3,642)
Proceeds from long-term note payable	-	489,542
Net cash provided by financing activities	224,072	679,447

Effect of exchange rate changes on cash and cash equivalents	226,937	(806,835)

Net change in cash and cash equivalents	546,336	8,322,097
Cash and cash equivalents, beginning of period	13,226,698	7,532,927
Cash and cash equivalents, end of period	13,773,034	15,855,024

Supplemental cash flow information
Interest paid	3,055	440
Income taxes paid	356,736	-

Non-cash investing and financing activities
Stock cancellation	-	38,000

See accompanying notes

Force International Holdings Limited

Notes to the Condensed Consolidated Financial Statements

NOTE 1 – BASIS OF PRESENTATION

The unaudited condensed financial statements are prepared in conformity with U.S. generally accepted accounting principles, or GAAP, for interim reporting. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair statement of the unaudited condensed financial statements as of and for the nine months ended June 30, 2018 and 2017, have been recorded. The results of operations for the nine months ended June 30, 2018 are not necessarily indicative of the results that may be expected for the full year ending September 30, 2018. These unaudited condensed financial statements should be read in conjunction with our audited financial statements for the year ended September 30, 2017.

The accompanying condensed financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the full year ending September 30, 2018.

There have been no changes to our significant accounting policies described in our audited financial statements for the fiscal years ended September 30, 2017, that have had a material impact on our condensed financial statements and related notes.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The condensed consolidated financial statements include all accounts of the entities as of the reporting period ended dates and for the reporting periods as follows:

Name of consolidated subsidiaries	State or other jurisdiction of incorporation of organization	Date of incorporation for formation	Attributable interest

e-Learning Laboratory Co., Ltd.	Japan	September 6, 2002	100%
e-Communications Co., Ltd.	Japan	May 8, 2009	100%
Exceed World, Inc.	The State of Delaware, U.S.A.	November 25, 2014	74.5%
School TV Co., Ltd.	Japan	January 18, 2016	74.5%
Universe Incorporation Limited*	Hong Kong	January 12, 2017	100%

*: It had been disposed of during the nine months ended June 30, 2018.

All intercompany balances and transactions have been eliminated. Non-controlling interests represents the minority equity investment in the Company’s subsidiaries, plus the minority investors’ share of the net operating results and other components of equity relating to the non-controlling interests.

As of June 30, 2018 and September 30, 2017, the aggregate non-controlling interests in Exceed World, Inc. and School TV Co., Ltd. were $62,172 and $22,538, respectively, which are separately disclosed on the Condensed Consolidated Balance Sheet.

USE OF ESTIMATES

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates and assumptions made by management include allowance for inventories, impairment of plant and equipment, intangible assets, depreciation of plant and equipment and intangible assets. Operating results in the future could vary from the amounts derived from management’s estimates and assumptions.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

FAIR VALUE

The carrying value of the Group’s financial instruments, including cash, accounts receivables, investment held for trading and accounts payables, approximates fair values due to their short maturities.

REVENUE RECOGNITION

The Group recognizes revenue when it is realized or realizable and earned. The Group considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

COST OF REVENUES

Cost of revenues consists of cost of inventory, sales commission to premium members, amortization of RE/MAX Japan franchise rights and other costs related to the lease of the franchise rights, and cost paid to Investech Co., all of which are directly attributable to the Group’s business practices.

INCOME TAX

The Group follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the condensed consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the condensed consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the condensed consolidated statements of operations in the period that includes the enactment date. The Group adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the condensed consolidated financial statements. Under Section 740-10-25, the Group may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.

FOREIGN CURRENCY TRANSLATION

The Group maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the condensed consolidated statement of operations.

The reporting currency of the Group is United States Dollars (“US$”) and the accompanying condensed consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Group whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of condensed consolidated financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates:

	June 30, 2018	September 30, 2017	June 30, 2017	September 30, 2016
Current JPY: US$1 exchange rate	110.66	112.47	112.35	101.33
Average JPY: US$1 exchange rate	110.13	111.36	111.49	109.85

RECLASSIFICATION

Certain prior year amounts have been classified to conform to the current period presentation. These reclassifications had no impact on net earnings and condensed consolidated balance sheet.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2018, the FASB issued ASU 2018-05, “Income Taxes (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118”. This ASU adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No. 118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 - the date on which the Tax Cuts and Jobs Act was signed into law. The amendments are effective upon addition to the FASB Accounting Standards Codification. The Group is currently evaluating the impact of the adoption of this guidance on the condensed consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (ASC 606)” and issued subsequent amendments to the initial guidance or implementation guidance between August 2015 and November 2017 within ASU 2015-04, ASU 2016-08, ASU 2016-10, ASU 2016-12, ASU 2016-20, ASU 2017-13, and ASU 2017-14 (collectively, including ASU 2014-09, “ASC 606”). Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 is effective for fiscal years and interim periods within those years beginning after December 15, 2017, and early adoption is permitted for periods beginning after December 15, 2016. The Group elected to adopt the new standard effective October 1, 2018.

The guidance permits two methods of adoption: retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (modified retrospective method). The Group elected adopting the standard using the modified retrospective method. The Group has identified its revenue streams and assessed each for the impacts. The Group anticipates the adoption of Topic 606 will not have a material impact in the timing or amount of revenue recognized, including the presentation of revenues in the condensed consolidated statement of operations. The Group continues to assess all potential impacts of the standard.

The Company has evaluated all other recent accounting pronouncements and believes that none of them will have a significant effect on the Company's consolidated financial statements.

NOTE 3 – INCOME TAXES

The Group conducts its major business in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Group files tax returns that are subject to examination by the local tax authority.

National income tax in Japan is charged at 15% with taxable income up to JPY8,000,000 and 23.4% with taxable income over JPY8,000,000. The Company’s subsidiaries which incorporated in Japan and are subject to Japanese national income tax and city income tax at the applicable tax rates on the taxable income as reported in their Japanese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises.

United States

Exceed World, Inc., a subsidiary of the Company, is a Delaware corporation that is subject to U.S. corporate income tax on its taxable income at a rate of up to 21% for taxable years beginning after December 31, 2017 and U.S. corporate income tax on its taxable income of up to 35% for prior tax years. Recent U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “2017 Act”), was signed into law on December 22, 2017. The 2017 Act significantly modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transition tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years or in a single lump sum.

The 2017 Act also includes provisions for a new tax on Global Intangible Low-Taxed Income (“GILTI”) effective for tax years of foreign corporations beginning after December 31, 2017. The GILTI provisions impose a tax on foreign income in excess of a deemed return on tangible assets of controlled foreign corporations (“CFCs”), subject to the possible use of foreign tax credits and a deduction equal to 50 percent to offset the income tax liability, subject to some limitations.

The Group’s management is still evaluating the effect of the 2017 Act on the Group. Management may update its judgment of that effect based on its continuing evaluation and on future regulations or guidance issued by the U.S. Department of the Treasury, and specific actions the Group may take in the future.

To the extent that portions of the Company’s U.S. taxable income, such as Subpart F income or GILTI, are determined to be from sources outside of the U.S., subject to certain limitations, the Group may be able to claim foreign tax credits to offset its U.S. income tax liabilities. If dividends that the Group receives from its subsidiaries are determined to be from sources outside of the U.S., subject to certain limitations, the Group will generally not be required to pay U.S. corporate income tax on those dividends. Any liabilities for U.S. corporate income tax will be accrued in the Company’s consolidated statements of operations and estimated tax payments will be made when required by U.S. law.

One-Time Transition Tax Related to the 2017 Act

The Group estimated the amount of U.S. corporate income tax based on the deemed repatriation to the United States of the Group’s share of previously deferred earnings of certain non-U.S. subsidiaries of the Group mandated by the 2017 Act. The Group retained an accumulated deficit as of December 31, 2017 and therefore did not recognize any one-time transition tax. The actual impact of the 2017 Act on the Company may differ from management’s estimates, and management may update its judgments based on future regulations or guidance issued by the U.S. Department of the Treasury, and specific actions the Group may take in the future.

NOTE 4 – LONG-TERM NOTE PAYABLE

On May 22, 2017, the Group entered into a loan agreement to borrow JPY55,000,000, or $492,346 from Mr. Toshihiro Hirai, the CEO of Actcall Inc., the 100% owner of Kidding Co., for the initial payment required upon the execution of the RE/MAX Regional Franchise Agreement entered on July 7, 2017. The loan will be mature on May 31, 2022 with an interest rate of 1% per annum due on maturity. For the nine months ended June 30, 2018 and 2017, the interest expense related to this note payable was $3,746 and $0, respectively.

NOTE 5 – CAPITAL LEASE OBLIGATIONS

In March 2017, the Group executed a lease for a motor vehicle. The lease term is 60 months. The lease provides a motor vehicle and the total rent payable over the lease payable over the lease period is approximately $54,875 as at June 30, 2018 and $60,908 as at September 30, 2017.

The Group is considered for accounting purposes to be the owner of the motor vehicle during the lease period. As of June 30, 2018 and September 30, 2017, the Group capitalized $67,323 and $66,239 of costs which is include in plant and equipment on the condensed consolidated balance sheet, respectively, and recognized a non-current liability of $45,340 and $51,664, respectively, with this motor vehicle lease. The obligation will be settled through monthly lease payments to the lessor once the lease term is complete.

NOTE 6 – COMMITMENTS

Under the lease of franchise rights, the Group is subjected to the following potential payment commitments: (1) membership fee in the amount of JPY42,000 (approximately $400) per year per sales associate operating under the RE/MAX brokerage office franchised from the Group (“RE/MAX Office”); (2) monthly ongoing fees comprised of monthly fixed fees, in the amount of JPY60,000 (approximately $500) per RE/MAX Office, and monthly percentage fees, in the amount of 3% of the commission the Group charges from the RE/MAX Office; (3) monthly advertising fee of JPY10,000 (approximately $100) per RE/MAX Office; and (4) unconditional monthly fixed technology fee of JPY10,000 (approximately $100) per leased franchise right. The membership fee and monthly fixed fee are subjected to increase in every two years, and the monthly advertising fee is subjected to increase upon request and negotiation.

As of June 30, 2018, the Group granted RE/MAX franchise to one RE/MAX Office and had one sales associate under the franchise.

NOTE 7 – CONCENTRATIONS

Concentration of revenues

No user represented 10% or more of total revenue during the nine months ended June 30, 2018 and 2017.